INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Post-Effective Amendment No.6 to Registration Statement No. 33-57990 of Pamida, Inc. and Pamida Holdings Corporation of our reports dated March 5, 1998 appearing in the Annual Reports on Form 10-K of Pamida, Inc. and Pamida Holdings Corporation for the year ended February 1, 1998, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Omaha, Nebraska
April 10, 1998